INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of IGEN International, Inc. on Form S-3 of our report dated May 12, 2000 appearing in the Annual Report on Form 10-K of IGEN International, Inc. for the year ended March 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
    ---------------------
    Deloitte & Touche LLP
    McLean, Virginia
    December 29, 2000